UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

HARBOR CUSTOM DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Washington	46-4827436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11505 Burnham Drive, Suite 301 Gig Harbor, Washington	98332
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 237507

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock, no par value per share (the “Common Stock”), of Harbor Custom Development, Inc., a Washington corporation (the “Registrant”). The description of the Registrant’s Common Stock under the heading “Description of Capital Stock—Common Stock” contained in the Registrant’s registration statement on Form S-1 (File No. 333-237507), filed with the Securities and Exchange Commission on March 31, 2020, as amended by one or more amendments to such registration statement filed with the Commission after such date and by any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the offering of securities registered under such registration statement, is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no securities of the Registrant, other than the Common Stock, are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 26, 2020

HARBOR CUSTOM DEVELOPMENT, INC.

By:	/s/ Sterling Griffin
Name:	Sterling Griffin
Title:	Chief Executive Officer